SPINDLE, INC.

CODE OF BUSINES S CONDUCT AND ETHICS

This Code of Business Conduct and Ethics (the “Code”) sets forth legal and ethical standards of conduct for directors, officers and employees of Spindle, Inc. (the “Company”). This Code is intended to deter wrongdoing and to promote the conduct of all Company business in accordance with high standards of integrity and in compliance with all applicable laws and regulations.

If you have any questions regarding this Code or its application to you in any situation, you should contact your supervisor or the Company’s General Counsel, as set forth below.

Compliance with Laws, Rules and Regulations

The Company requires that all employees, officers and directors comply with all laws, rules and regulations applicable to the Company wherever it does business.    You are expected to use good judgment and common sense in seeking to comply with all applicable laws, rules and regulations and to ask for advice when you are uncertain about them.

If you become aware of the violation of any law, rule or regulation by the Company, whether by its officers, employees, directors, or any third party doing business on behalf of the Company, it is your responsibility to promptly report the matter to your supervisor or to the Company’s General Counsel or, if you are an executive officer or director, to the Board of Directors.   While it  is  the Company’s desire  to  address  matters  internally,  nothing in  this  Code  should  discourage you  from reporting any illegal activity, including any violation of the securities laws, antitrust laws, environmental laws or any other federal, state or foreign law, rule or regulation, to the appropriate regulator y authority. In the event that you do, in fact, report such activity, the Company requests that you also inform an executive officer  of  the Company  whose actions  or  omissions are not  the  subject  of  your  report. Employees, officers and directors shall not discharge, demote, suspend, threaten, harass or in any other manner discriminate or retaliate against an employee because  he  or  she  reports  any  such  violation, unless it is determined that the report was made with knowledge that it was false. This Code should not be construed to prohibit you from testifying, participating or otherwise assisting in any state or federal administrative, judicial or legislative proceeding or investigation.

Conflicts of Interest

Employees, officers and directors must act in the best interests of the Company and should therefore refrain from engaging in any activity or having a personal interest that presents a “conflict of interest”, unless such activity has been disclosed to and approved by an executive officer, or with respect to activities of an the Company’s Board of Directors. A conflict of interest occurs when your personal interest interferes, or appears to interfere, with the interests of the Company.   A conflict of interest can arise whenever you, as an officer, director or employee, take action or have an interest that prevents you from performing your Company duties and responsibilities honestly, objectively and effectively.

Certain examples of activities or transactions which might result in a conflict of interest:

•    Where an employee, officer or director performs services as a consultant, employee, officer, director, advisor or in any other capacity for, or has a financial interest in, a direct competitor of the Company, other than services performed at the request of the Company and other than a financial interest representing less than one percent (1%) of the outstanding shares of a publicly-held company; and

•   Where an employee, officer or director uses his or her position with the Company to influence a transaction with a supplier or customer in which such person has a personal interest, other than a financial interest representing less than one percent (1%) of the outstanding shares of a publicly-held company.

It is your responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest to  the Company’s General Counsel or an executive officer of the Company, or if  you are an executive officer or director, to the Board of Directors, who shall be responsible for determining whether such transaction or relationship constitutes a conflict of interest.

Insider Trading

Employees, officers and directors who have material non-public information about the Company or  other  companies,  including  our  suppliers,  customers and intellectual property matters (including the status of pending patent/trademark infringement lawsuits),  as  a  result  of  their relationship with the Company are prohibited by law and Company policy from trading in securities  of  the  Company or  such  other  companies,  as   well  as  from  communicating  such information to others who might trade on the basis of that information.

If you are uncertain about the constraints on your purchase or sale of any Company securities or the securities of any other company that you are familiar with by virtue of your relationship with the Company, you should consult with the Company’ s General Counsel before making any such purchase or sale.

Confidentiality

Employees, officers and directors must maintain the confidentiality of confidential information entrusted to them by the Company or other companies, including our sup pliers and customers, except when disclosure is authorized by a supervisor or legally mandated. Unauthorized disclosure of any confidential information is prohibited.  Additionally, employees should take appropriate precautions to ensure that confidential or sensitive business information (including information pertaining to pending patent/trademark infringement lawsuits with respect to which the Company is a party), whether it is proprietary to the Company or another company, is not communicated within the Company except to employees  who  have  a  need  to  know  such  information  to  perform  their  responsibilities  for  the Company.

Third parties may ask you for information concerning the Company.   Subject to the exceptions noted  in  the  preceding  paragraph,  employees,  officers  and  directors  (other  than  the  Company’s authorized  spokespersons)  must   not   discuss  internal   Company  matters   with,   or disseminate internal Company information to, anyone outside the Company, except as required in the performance of  their  Company  duties  and,  if  appropriate, after  a  confidentiality agreement is in place. This prohibition applies particularly to inquiries concerning the Company from the media, market professionals  (such  as  securities  analysts,  institutional  investors,  investment  advisers,  brokers  and dealers) and security holders.  All responses to inquiries on behalf of the Company must be made only by the Company’s authorized spokespersons.   If you receive any inquiries of this nature, you must decline to comment and refer the inquirer to your supervisor or one of the Company’s authorized spokespersons.

The Company’s policies with respect to public disclosure  of  internal  matters  are  described more  fully  in  the  Company’s  standardized Confidentiality & Non-solicitation Agreement, a copy of which is executed by every Company employee as part of the employment on-boarding process.

You also must abide by any lawful obligations that you have to your former employer. These obligations may include restrictions on the use and disclosure of confidential information, restrictions on the solicitation of former colleagues to work at the Company and non-competition obligations.

Honest and Ethical Conduct and Fair Dealing

Employees, officers and directors should endeavor to deal honestly, ethically and fairly with the Company’s suppliers, customers, competitors and employees.  Statements regarding the Company’s products and services must not be untrue, misleading, deceptive or fraudulent.   You must not take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair-dealing practice.

Protection and Proper Use of Corporate Assets

Employees, officers and directors should seek to protect the Company’s assets.  Theft, carelessness   and  waste  have  a  direct  impact on  the Company’s financial  performance.  Employees, officers and directors must use the Company’s assets and services solely for legitimate business purposes of the Company and not for any personal benefit or the personal benefit of anyone else. Employees, officers and directors must advance the Company’s legitimate interests when the opportunity to do so arises.  You must not take for yourself personal opportunities that are discovered through your position with the Company or the use of property  or information of the Company.

Gifts and Gratuities

The  use  of  Company  funds  or  assets  for  gifts, gratuities  or  other  favors  to  employees or government  officials is prohibited,  except to the  extent  such  gifts  are  in  compliance  with applicable law,   “ insignificant”  in  amount  (defined  to  be  $100  or  less)  and  not  given  in  consideration  or expectation of any action by the recipient.

Employees, officers and directors must not accept, or permit any member of his or her immediate family to accept, any gifts, gratuities or other favors from any customer, sup plier or other person doing or seeking to do business with the Company, other than items of insignificant value.  Any gifts that are not of insignificant value should be returned immediately and reported to your supervisor.  If immediate return is not practical, they should be given to the Company for charitable disposition or such other disposition as the Company, in its sole discretion, believes appropriate.

Common sense and moderation should prevail in business entertainment engaged in on behalf of the Company.  Employees, officers and directors should provide, or accept, business entertainment to or from anyone doing business with the Company only if the entertainment is infrequent, modest and intended to serve legitimate business goals.

Bribes and kickbacks are criminal acts, strictly prohibited by law.   You must not offer, give, solicit or receive any form of bribe or kickback anywhere in the world.

Accuracy of Books and Records and Public Reports

Employees, officers and directors must honestly and accurately report all business transactions. You are responsible for the accuracy of your records and reports. Accurate information is essential to the Company’s ability to meet legal and regulatory obligations.

All Company books, records and accounts shall be maintained in accordance with all applicable regulations and standards and accurately reflect the true nature of the transactions they record.   The financial statements of the Company shall conform to generally accepted accounting rules and the Company’s accounting policies.   No undisclosed or unrecorded account or fund shall be established for any purpose.   No false or misleading entries shall be made in the Company’s books or records for any reason, and no disbursement of corporate funds or other corporate property shall be made without adequate supporting documentation.

It  is  the  policy  of  the  Company  to  provide  full,  fair,  accurate,  timely  and  understandable disclosure in reports and documents filed with, or submitted to, the Securities and Exchange Commission (the “SEC”) and in other public communications.

Concerns Regarding Accounting or Auditing Matters

Employees with concerns regarding questionable accounting or auditing matters or complaints regarding  accounting,  internal   accounting  controls   or   auditing  matters   may   confidentially,   and anonymously if they wish, submit such concerns or complaints in writing to the Company’s General Counsel and Chief Executive Officer.   See “Reporting and Compliance Procedures.” All such concerns and complaints will be forwarded to the Audit Committee of the Board of Directors, whose current contact information is as follows:

M r. John Devlin

Chairman of Audit Committee

Spindle, Inc., Inc. Board of Directors

Phone: 215.801.5071

Email:  jmdevlinjr@verizon.net or Whistleblower@SpindleHQ.com

In any event, a record of all complaints and concerns received will be provided to the Audit Committee each fiscal quarter. Any such concerns or complaints may also be communicated, confidentially and, if you desire, anonymously, directly to any member of the Audit Committee of the Board of Directors.

The Audit Committee will evaluate the merits of any concerns or complaints received by it and authorize such follow-up actions, if a y, as it deems necessary or appropriate to address the substance of the concern or complaint.

The Company will not discipline, discriminate against or retaliate against any employee who reports a complaint or concern, unless it is determined that the report was made with knowledge that it was false.

Dealings with Independent Auditors

No  employee,  officer  or  director  shall,  directly  or  indirectly,  make or  cause  to  be  made a materially false or misleading statement to an accountant in connection with (or omit to state, or cause another person to omit to state, any material fact necessary in order to make statements made, in light of  the circumstances under  which  such  statements  were made,  not  misleading to, an accountant  in connection with) any audit, review or examination of the Company’s financial statements or the preparation or filing of any document or report with the SEC.   No employee, officer or director shall, directly  or  indirectly,  take any  action  to  coerce,  manipulate, mislead  or fraudulently  influence any independent public or certified public accountant engaged in the performance of an audit or review of the Company’s financial statements.

Waivers of this Code of Business Conduct and Ethics

Anyone who seeks an exception to any of these policies should contact the Company’ s General Counsel and present  the waiver request, and the reasons thereof, in writing.   Any waiver of these policies or any change to these policies may be made only by the Board of Directors of the Company and will be disclosed as required by law or stock market regulation.

Reporting and Compliance Procedures

Every employee, officer and director has the responsibility to ask questions, seek guidance, and report suspected violations and express concerns regarding compliance with this Code. Any employee, officer or director who knows or believes that any other employee or representative of the Company has engaged or is engaging in Company-related conduct that violates applicable law or this Code should report such information to his or her supervisor or to the Company’ s General Counsel, as described below. You  may  report  such  conduct  openly  or anonymously  without  fear  of  retaliation.  The Company will not discipline, discriminate against or retaliate against any employee who reports such conduct, unless it is determined that the report was made with knowledge that  it  was false, or who cooperates in any investigation or inquiry regarding such  conduct.    Any  supervisor  who  receives  a report  of  a  violation  of  this  Code must immediately inform the Company’s General Counsel.

You may report violations of this Code, on a confidential or anonymous basis, by contacting the Company’s General Counsel by mail, e-mail or telephone at:

Richardson & Patel LLP, The Chrysler Building, 405 Lexington Avenue, 49th Floor, New York, NY 10174 Attn:  General Counsel for Spindle Inc. Kevin Friedmann.  Email address is kfriedmann@richardsonpatel.com.

In the event the Company’s General Counsel withdraws from such role upon notice to the Company, the Company will select an alternate General Counsel.  Alternatively, you may report violations of this Code to the Company President or Chairman of the Board of Directors.

If the Com pan y ’ s General Counsel receives information regarding an alleged violation of this Code, he or she shall, as appropriate, (a) evaluate such information, (b) if the alleged violation involves an executive officer or a director, inform the Chief Executive Officer and Board of Directors of the alleged violation, (c) determine whether it is necessary  to conduct an informal inquiry or a formal investigation and,  if  so,  initiate  such  inquiry  or  investigation  and  (d) report  the  results  of any such inquiry or investigation, together with a recommendation as to dis position of the matter, to the Chief Executive Officer for action, or if the alleged violation involves an executive officer or a director, report the results of any such inquiry or investigation to the Board of Directors or a committee thereof.   Employees, officers and directors are expected to cooperate fully with any inquiry or investigation by the Company regarding an alleged violation of this Code.  Failure to cooperate with any such inquiry or investigation may result in disciplinary action, up to and including discharge.

The Company shall determine whether violations of this Code have occurred and, if so, shall determine the disciplinary measures to be taken against any employee who has violated this Code.  In the event that the alleged violation involves an executive officer or a director, the Chief Executive Officer and the Board of Directors, respectively, shall determine whether a violation of this Code has occurred and, if so, shall determine the disciplinary measures to be taken against such executive officer or director.

Failure to comply with the standards outlined in this Code will result in disciplinary action including, but not limited to, reprimands, warnings, probation or suspension without pay, demotions, and reductions in salary, discharge and restitution.  Certain violations of this Code may require the Company  to  refer  the  matter  to  the  appropriate governmental  or  regulator y  authorities  for  investigation  or prosecution.    Moreover, any supervisor who directs or approves of any conduct in violation of this Code, or who has knowledge of such conduct and does not immediately report it, also will be subject to disciplinary action, up to and including discharge.

Dissemination and Amendment

This Code shall be distributed to each new employee, officer and director of the Company upon commencement   of   his   or   her employment   or   other   relationship   with   the Company and shall also be distributed annually to each employee, officer and director of the Company, and each employee, officer and director shall certify that he or she has received, read and understood the Code and has complied with its terms.

The Company reserves the right to amend, alter or terminate this Code at any time for any reason.  The most current version of this Code can be found on the Company’s website.  This document is not an employment contract between the Company and any of its employees, officers or directors.  Unless otherwise specified in an employment contract between the Company and an employee, all employees of the Company are employed on an “at-will” basis and may be terminated for any lawful reason.

Certification

I,                                                                 do hereby certify that: (Print Name Above)

1.                     I have received and carefully read the Code of Business Conduct and Ethics of

Spindle, Inc.

2.                     I understand the Code of Business Conduct and Ethics.

3.                     I have complied and will continue to comply with the terms of the Code of

Business Conduct and Ethics.

Date:

         (Signature)

EACH EMPLOYEE, OFFICER AND DIRECTOR IS REQUIRED TO SIGN, DATE AND RETURN THIS    CERTIFICATION TO    THE   COMPANY   WITHIN   FIVE   DAYS  OF ISSUANCE. FAILURE TO DO S O MAY RESULT IN DISCIPLINARYACTION.